Exhibit 10.16

SECOND AMENDMENT

TO LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of March 6, 2009, by and between COMERICA BANK (“Bank”) and LEGALZOOM.COM, INC., a Delaware corporation (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of October 31, 2008, as amended from time to time including by that certain First Amendment to Loan and Security Agreement dated as of February 24, 2009 (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.                                       The following defined terms in Section 1.1 of the Agreement hereby are amended and restated as follows:

“Audit Compliance Date” means the first date on which each of the following has occurred or been satisfied: (a) Borrower has delivered to Bank its audited consolidated financial statements for fiscal year 2008, prepared in accordance with GAAP, consistently applied, together with (i) an opinion which is unqualified or otherwise consented to in writing by Bank on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank, and (ii) a schedule highlighting and explaining, in reasonable detail, differences and variances between such audited financial statements and the company prepared financial statements previously delivered to Bank; (b) Bank has had at least three (3) Business Days to review such financial statements, opinion and schedule; and (c) Bank has promptly (but no later than five (5) Business Days after its receipt of such financial statements, opinion and schedule) determined, in its good faith discretion, that such financial statements, opinion and schedule are satisfactory to Bank.

“Audit Extension Period” means the period of time commencing on June 30, 2009, but only if there are no Advances or other Obligations outstanding hereunder as of such date, and ending on the Audit Compliance Date. For avoidance of doubt, no Audit Extension Period will take effect or exist if: (a) Borrower delivers its audited financial statements for fiscal year 2008 in compliance with Section 6.2 hereof prior to June 30, 2009, or (b) there are any outstanding Advances or other Obligations hereunder as of June 30, 2009.

2.                                       Clause (iii) of Section 6.2 of the Agreement is hereby amended and restated in its entirety to read as follows:

(iii) as soon as available, but in any event, prior to June 30, 2009 (unless the Audit Extension Period has commenced), Borrower’s audited consolidated and consolidating financial statements for fiscal year 2008, prepared in accordance with GAAP, consistently applied, together with (1) an opinion which is unqualified or otherwise consented to in writing by Bank on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank, and (2) a schedule highlighting and explaining, in reasonable detail, differences and variances between such audited financial statements and the company prepared financial statements previously delivered to Bank;

3.                                       Section 6.6 of the Agreement is hereby amended and restated in its entirety to read as follows:

6.6                                 Accounts. Borrower shall, and shall cause all of its Subsidiaries to, maintain all its and their depository, investment and operating accounts with Bank. Notwithstanding the foregoing, so long as Borrower maintains an active and funded deposit account with Bank, (a) Borrower may maintain, for up to one hundred fifty (150) days after the Closing Date, its deposit and investment accounts identified on the

Schedule; (b) Borrower may maintain an account with Wells Fargo Bank, N.A. that is pledged to secure outstanding Permitted Indebtedness of the type described in item (f) of the definition of Permitted Indebtedness, provided that the amount on deposit in such account and/or subject to such pledge, shall at no time exceed Five Hundred Thousand Dollars ($500,000); and (c) Borrower may maintain an account with Citizens Business Bank for the purpose of clearing outstanding checks and processing cashier’s checks on an emergency basis provided that the aggregate amount on deposit in such account shall at no time exceed Two Hundred Thousand Dollars ($200,000).

4.                                       No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

5.                                       Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

6.                                       Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

7.                                       As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)                                this Amendment, duly executed by Borrower;

(b)                               all Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(c)                                such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

8.                                       This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

LEGALZOOM.COM, INC.

By:	/s/ Fred J. Krupica

Title:	CFO

COMERICA BANK

By:	/s/ Paula J. Howell

Title:	SVP

[Signature Page to Second Amendment to Loan and Security Agreement]